EXHIBIT 99.1

Applied BioSciences Receives Distribution from Investment in JUUL	Press Release | 02/05/2019

LOS ANGELES, Feb. 05, 2019 (GLOBE NEWSWIRE) -- Applied BioSciences Corp. (OTCQB: APPB), a diversified cannabinoid therapeutics company focused on the medical, bioceutical and pet health industries, announced that has received a capital distribution of approximately $186,000 from its investment in JUUL Labs, Inc. (JUUL). The company has made strategic investments in select companies they believed to be innovators in the consumer space. The investment remains on the balance sheet under Equity Investments, but the company has begun a strategic review of options for the remaining equity stake.

Altria Group Inc. (NYSE: MO) on December 20, 2018 announced it had invested $12.8bn in vaping company Juul Labs, a 35% stake valuing JUUL at $38 billion. Howard Willard, Altria’s CEO said in a statement that the move was an effort to “prepare for a future where adult smokers overwhelmingly choose non-combustible products over cigarettes.”

JUUL has become a success story and one of the fastest growing companies in the US, growing revenue to over $1 billion in a few short years. Their brand has become synonymous with vaping and the e-cigarette market.

The global e-cig and vaporizer market is one of the fastest growing consumer markets and has been recently valued at $9.0 billion and expected to grow at a CAGR of 23.6% and reach $49 billion by the end of 2024, according to Research Nestor (www.researchnester.com).

The company continues to make select investments in companies that can help shape the product roadmap and development of new products and potential partnerships.

About Applied BioSciences Corp.

Applied BioSciences Corp. (www.appliedbiocorp.com), is a diversified company focused on multiple areas of the medical, bioceutical and pet health industry. As a leading company in the CBD and Pet health space, the company is currently shipping to the majority of US states as well as to 5 International countries. The company is focused on select investment, consumer brands, and partnership opportunities in the recreational, health and wellness, nutraceutical, and media industries.

About Trace Analytics Inc.

Trace Analytics Inc. is a leading cannabis science and technology company with significant footprints in lab testing, research and development and licensing. Trace Analytics was started by a group of scientists who specialized in analytical chemistry, genetics and molecular biology. The focus of the team is to ensure compliance with public safety standards and end user safety. Trace Analytics is in the process of expanding throughout the United States, and globally. With the goal of helping the rest of the world adopt “best practices” in cannabis and hemp testing, the company also provides expert consulting services to legislators and regulators in many countries, states and municipalities around the world. For more information, please visit: http://traceanalytics.com.

Contact

Email: ir@appliedbiocorp.com or info@appliedbiocorp.com

To be added to the Applied BioSciences email distribution list, please email info@appliedbiocorp.com with APPB in the subject line.

Official Website: www.appliedbiocorp.com / www.traceanalytics.com

Brands:

www.remedishop.com

www.herbalpet.com

www.canagel.com

Follow us:

Facebook @remedicbd & @HerbalPetMeds

Instagram @remedishop & @herbal_pet

Twitter @remedishop & @herbal_pet

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Safe Harbor Statement

Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Applied Biosciences Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Applied BioSciences Corp.

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